Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	American Assets Trust, Inc.
	Equity	Common Stock	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Other	Depositary Shares representing Preferred Stock (1)(4)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Other	Warrants to purchase Common Stock (1)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Other	Rights (5)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	Debt	Guarantees of Debt Securities (1)(6)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
	American Assets Trust, L.P.
	Debt	Debt Securities (1)(6)	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(3)	$ (3)
Fees Previously Paid	N/A	—	—	—	—	—	—	$ —
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	—	—	$250,000,000(7)	—	$ —	S-3	333-252097	January 14, 2021	$27,275(8)
	Equity	Common Stock	Rule 415(a)(6)	22,178,095(9)	$27.95(10)	$619,877,755.25(11)	—	$ —	S-3	333-252097	January 14, 2021	$79,013(12)
	Total Offering Amounts					$869,877,755.25
	Total Fees Previously Paid							$106,288
	Total Fee Offsets
	Net Fee Due							$ —

(1)Omitted pursuant to Form S-3 General Instruction II.E.
(2)Separate consideration may or may not be received for common shares or preferred shares that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares, as the case may be. An unspecified and indeterminate aggregate number or amount of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.
(3)Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.
(5)In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(6)The debt securities will be issued by American Assets Trust, L.P., a majority-owned subsidiary of American Assets Trust, Inc. The debt securities offered by American Assets Trust, L.P. may be accompanied by guarantees issued by American Assets Trust, Inc. No separate consideration will be received for the guarantees. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.
(7)Calculated pursuant to Rule 457(o) based on the Proposed Maximum Aggregate Offering Price in connection with a prospectus supplement (the “2021 ATM Prospectus Supplement”), dated December 3, 2021, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) on such date (and the Registration Statement on Form S-3 (No. 333-252097) of the Registrant filed by the Registrant with the Commission on January 14, 2021 (the “2021 Registration Statement”), of which the 2021 ATM Prospectus Supplement formed a part) with respect to up to $250,000,000 maximum aggregate offering price of shares of Common Stock of the Registrant.
(8)The registration fee of $27,275 was calculated in accordance with Rule 457(r) under the Securities Act in connection with the 2021 ATM Prospectus Supplement. Registration fees in an aggregate amount of $16,508.70 were paid by the Registrant with respect to the Registration Statement on Form S-3 (File No. 333-222876) filed by the Registrant with the Commission on February 5, 2018 (the “2018 Registration Statement”) with respect to up to $132,600,000 maximum aggregate offering price of securities. The balance of the registration fee, $10,766.30, was paid by the Registrant on December 3, 2021 in connection with the 2021 ATM Prospectus Supplement. Pursuant to Rule 415(a)(6) under the Securities Act, $250,000,000 of shares of Common Stock of the Registrant registered hereby are unsold securities previously registered on the 2018 Registration Statement, and the previously paid filing fees related to such unsold securities will continue to be applied to such unsold securities. The 2018 Registration Statement terminated effective upon the filing of the 2021 Registration Statement, and the 2021 Registration Statement terminated effective upon the filing of the Registration Statement on Form S-3 of which this Exhibit 107 forms a part.
(9)Including an indeterminate number of shares that may be issued by American Assets Trust, Inc. with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(10)Based upon the average of the high and low prices of the Registrant’s shares of Common Stock reported on the New York Stock Exchange on January 12, 2021, pursuant to Rule 457(c) of the Securities Act in connection with a prospectus supplement (the “2021 Resale Prospectus Supplement”), dated January 14, 2021, filed by the Registrant with the Commission pursuant to Rule 424(b)(7) on such date (and the 2021 Registration Statement, of which the 2021 Resale Prospectus Supplement formed a part) with respect to 22,178,095 shares of Common Stock of the Registrant.
(11)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act in connection with the 2021 Resale Prospectus Supplement (and the 2021 Registration Statement, of which the 2021 Resale Prospectus Supplement formed a part) with respect to 22,178,095 shares of Common Stock of the Registrant.
(12)Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant carried forward to the 2021 Resale Prospectus Supplement (and the 2021 Registration Statement, of which such prospectus supplement formed a part), 22,178,095 shares of Common Stock that were previously registered on the Registration Statement on Form S-3 (No. 333-201909) of the Registrant, filed by the Registrant with the Commission on February 6, 2015 (the “2015 Registration Statement”), and registration fees of $63,266, $954 and $14,793 that were previously paid on February 6, 2015, March 26, 2015 and April 28, 2015, respectively, in connection with the Registrant’s filing of the 2015 Registration Statement. Such securities and registration fees were previously carried forward to a prospectus supplement dated February 6, 2018, filed by the Registrant with the Commission pursuant to Rule 424(b)(7) on February 7, 2018 (and the 2018 Registration Statement of which such prospectus supplement formed a part). Pursuant to Rule 415(a)(6) under the Securities Act, 22,178,095 shares of Common Stock of the Registrant registered hereby are unsold securities previously registered on the 2021 Registration Statement, and the previously paid filing fees related to such unsold securities will continue to be applied to such unsold securities. The 2015 Registration Statement terminated effective upon the filing of the 2018 Registration Statement, the 2018 Registration Statement terminated effective upon the filing of the 2021 Registration Statement, and the 2021 Registration Statement terminated effective upon the filing of the Registration Statement on Form S-3 of which this Exhibit 107 forms a part.